Exhibit (C)(3)
Preliminary Draft – Confidential Project Achieve Discussion Materials February 22, 2023

Preliminary Draft – Confidential Project Achieve Management Projections Process Overview ◼ Evercore / Seneca Evercore have analyzed data provided by Achieve management and conducted multiple calls and email exchanges with CFO Roberto Otero, Investor Relations Director Carina Carreira, and other members of the Financial Planning & Analysis team Topics discussed include market opportunity, sector dynamics, competitive landscape, overall business plan and strategy, the budgeting process, and the key drivers and assumptions for management’s projection model ◼ Management’s approach to the projections incorporates both a “top-down” view of the industry and business trajectory and “bottoms-up” build grounded in historical trends, sales momentum and the current business pipeline Near-term projections reflect the 2023 budget and detailed input from each of the brand managers, in addition to the FP&A team and management Projections in the out-years reflect continued business momentum, the achievement of longer-term targets, and management’s perspective of how the market landscape will evolve ◼ The management projections on the following pages have not yet been reviewed or approved by the Special Committee Management is in the process of preparing a more detailed, bottoms-up build, particularly for costs. However, management has indicated it will align closely with the current projections 1

Preliminary Draft – Confidential I. Overview of Management Projections

Preliminary Draft – Confidential Project Achieve 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E Revenue $1,929 $2,436 $3,009 $3,658 $4,419 $5,249 $6,084 $6,997 $8,034 $9,016 $9,914 $10,698 % Growth 51% 26% 24% 22% 21% 19% 16% 15% 15% 12% 10% 8% Adj. EBITDA $539 $736 $971 $1,245 $1,542 $1,884 $2,237 $2,613 $3,052 $3,426 $3,767 $4,065 % Margin 28% 30% 32% 34% 35% 36% 37% 37% 38% 38% 38% 38% CapEx $247 $224 $234 $262 $283 $321 $353 $402 $458 $514 $565 $610 % of Revenue 13% 9% 8% 7% 6% 6% 6% 6% 6% 6% 6% 6% Adj. EBITDA - CapEx $292 $513 $738 $982 $1,259 $1,563 $1,885 $2,211 $2,594 $2,912 $3,202 $3,455 % Margin 15% 21% 25% 27% 29% 30% 31% 32% 32% 32% 32% 32% Memo: Unlevered Free Cash Flow NOPAT $271 $427 $587 $660 $805 $969 $1,142 $1,342 $1,970 $2,166 $2,337 (+) D&A 372 443 532 629 737 841 950 1,097 361 397 428 (-) CapEx (224) (234) (262) (283) (321) (353) (402) (458) (514) (565) (610) (-) Capital Allocation - Credit (Isaac) (27) (60) (102) (64) (35) (87) (109) 75 61 69 76 (-) Change in NWC (221) (240) (270) (309) (379) (426) (477) (535) (491) (449) (392) Unlevered Free Cash Flow $172 $337 $484 $634 $807 $944 $1,104 $1,521 $1,386 $1,617 $1,839 % Conversion 23% 35% 39% 41% 43% 42% 42% 50% 40% 43% 45% Summary of Management Projections Source: Arco projections per Arco management as of February 2023; Arco historical financials per Arco management 1. 2022 financials and metrics are unaudited, subject to change and illustratively include Isaac as if the acquisition occurred on January 1, 2022 2. Adj. EBITDA throughout this presentation (including for Arco and for Isaac, as the case may be) is EBITDA adjusted for stock-based compensation, one-time M&A expenses and other non-recurring expenses 3. Illustratively treats all stock-based compensation as a cash expense 3 2 1 2 (R$ in millions, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve Source: Arco projections per Arco management as of February 2023; Arco historical financials per Arco management 1. Pro forma Isaac Summary of Management Projections – Revenue Management Commentary ◼ General Assumptions Total K-12 private school student population decreases by ~1% annually Schools continue to adopt online curriculums and solutions in conjunction with print material No additional M&A forecasted ◼ Core Business Continued adoption of Arco solutions by new schools across Brazil; growth slows as penetration and market share increase over time Retention (93%+) and price increases (modestly above CPI) at existing schools continue in-line with historical trends ◼ Supplemental Solutions Penetration within existing schools remains low today; growth is mostly driven by cross-sell / bundling initiatives, in addition to up-take by new schools ◼ Isaac Recently acquired business with low (~2%) overlap with Arco’s existing school network; continues to scale rapidly under Arco’s platform Revenue Forecast Total Core Supplemental Isaac ’22A-’33E CAGR: 17% ’22 growth rates are unadjusted for M&A (i.e. Geekie), except Isaac 1 3 % Growth 51% 26% 24% 22% 21% 19% 16% 15% 15% 12% 10% 8% 48% 18% 16% 15% 14% 13% 10% 9% 9% 7% 6% 5% 33% 25% 23% 20% 20% 20% 19% 19% 19% 16% 13% 10% 220% 104% 64% 48% 41% 31% 25% 23% 21% 17% 13% 10% 1,381 1,630 1,890 2,174 2,478 2,800 3,080 3,358 3,660 3,916 4,151 4,359 394 492 605 726 872 1,046 1,245 1,481 1,763 2,045 2,310 2,542 154 314 514 758 1,069 1,403 1,758 2,158 2,612 3,056 3,453 3,798 $1,929 $2,436 $3,009 $3,658 $4,419 $5,249 $6,084 $6,997 $8,034 $9,016 $9,914 $10,698 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E (R$ in millions, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve Memo 48% 18% 16% 15% 14% 13% 10% 9% 9% 7% 6% 5% 1.6 1.8 2.0 2.2 2.4 2.6 2.8 2.9 3.0 $855 $893 $933 $976 $1,021 $1,068 $1,119 $1,172 $1,229 $1,381 $1,630 $1,890 $2,174 $2,478 $2,800 $3,080 $3,358 $3,660 $3,916 $4,151 $4,359 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E Summary of Management Projections – Standalone Core Revenue Management Commentary ◼ Core brands are well-positioned for continued success, given the quality of the content, strong brand equity, close relationships with schools and the “sticky” nature of the business ◼ By the end of the projection period, management forecasts that Core will reach 3m+ students, further penetrating the market as (1) more schools adopt a learning management system and (2) it gains share from other industry players In 2022, ~50% of schools new to Arco’s brands switched from a competitor and ~50% were 1st-time adopters of digital learning systems; management expects this trend to continue COVID has accelerated the adoption of learning systems and online learning solutions; management expects penetration to increase from ~60% today to ~85% by 2030 ◼ Projected growth in the number of students and schools includes an assessment of (1) the size, location and tuition of all private schools in Brazil, (2) Arco’s relationships with them and (3) anticipated productivity and size of Arco’s sales team ◼ Key risks include the extent to which schools adopt a learning system, increased competition, and the sustainability of price increases over the forecasted period Revenue Forecast Source: Arco projections per Arco management as of February 2023; Arco historical financials per Arco management 1. Number of students in millions % Growth Students1 Avg. Ticket (R$) ’22A-’33E CAGR: 11% 4 (R$ in millions except avg. ticket, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve Summary of Management Projections – Standalone Supplemental Revenue Management Commentary ◼ Supplemental participates in a large (15bn+ TAM), high-growth market with significant white space Arco’s supplemental offerings are among the most popular in the market within their respective subject matters and currently face limited competition ◼ Recently launched, dedicated cross-sell strategy within Arco’s salesforce is expected to be a main driver of future growth For the 2022 cycle, only ~11% of all Arco students used both Core and Supplemental solutions ◼ Mid-single-digit price increases are expected to continue over the forecast, in-line with historical trends ◼ One of the main pain-points for Arco today is convincing schools to offer supplementary content within school curriculums As adoption increases and schools gain greater familiarity with the offerings and cost savings vs. accessing supplementary education outside the school, this is expected to dissipate In addition to creating a “new market”, other risks include the effectiveness of Arco’s cross-sell strategy and increased competition Revenue Forecast Source: Arco projections per Arco management as of February 2023; Arco historical financials per Arco management 1. Number of students in millions % Growth Students1 Avg. Ticket (R$) Supplemental student count more than triples to ~2.1m over the forecast, while Core’s student count increases ~1.8x to 3m Memo 33% 25% 23% 20% 20% 20% 19% 19% 19% 16% 13% 10% 0.7 0.8 0.9 1.1 1.2 1.4 1.6 1.9 2.1 $593 $617 $643 $671 $701 $731 $763 $797 $832 $394 $492 $605 $726 $872 $1,046 $1,245 $1,481 $1,763 $2,045 $2,310 $2,542 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 5 ’22A-’33E CAGR: 18% (R$ in millions except avg. ticket, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve Summary of Management Projections – Isaac Revenue Management Commentary ◼ Novel business model that provides a revenue-guarantee to schools, resulting in significantly more predictable cash flows that allow for better financial planning ◼ Sign-ups occur throughout the year and sales and implementation cycles take less time than Arco’s Core and Supplemental solutions ◼ In addition to Isaac’s revenue guarantee product, B2B credit offerings, including (1) cash advance and (2) business term loan, are expected to drive increased growth and deepen relationships with schools ◼ Cross-sell anticipated to be a significant growth driver, as Isaac has only ~2% penetration of Arco’s existing school network today Expected to remain a high-growth business for the foreseeable future, growing ~100% in 2023 and maintaining 20%+ growth in 2030 ◼ Risks to the plan include increased competition, anticipated market demand for Isaac’s core product and nascent B2B credit offerings (business term loan has not yet launched) and the associated credit risks these carry, higher tuition payment delinquency rates, and the effectiveness of the sales team’s cross-sell strategy Revenue Forecast Source: Isaac projections per Arco management as of February 2023; Isaac historical financials per Arco management % Growth Schools Memo 220% 104% 64% 48% 41% 31% 25% 23% 21% 17% 13% 10% 1,170 1,600 2,200 2,800 3,400 4,000 4,600 5,200 5,800 $154 $314 $514 $758 $1,069 $1,403 $1,758 $2,158 $2,612 $3,056 $3,453 $3,798 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 6 ’22A-’33E CAGR: 34% (R$ in millions, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential

Summary of Management Projections – Standalone Arco Adj. EBITDA and CapEx

(R$ in millions, "$" symbol indicates R$ throughout)

Management Commentary

- Management has prioritized growth and M&A initiatives in recent years, but is evolving to have a more balanced focus between continued growth and cost optimization
  - Beginning to implement work performed by consultants to "transform" operations – optimizing the organization structure, improving efficiency and centralizing more functions
  - Mgmt. compensation is more heavily tied to EBITDA – CapEx than in previous years
- Smaller, newer brands are expected to become more profitable as they scale and benefit from Arco's school network and infrastructure
- Capital expenditures in more recent years have been elevated to support technology investments, the introduction of new features, and the overall growth of the business and operations through COVID
  - Moving forward, a larger portion of tech spend is expected to be maintenance-driven, and total capital expenditure spend is expected to revert to be closer to pre-COVID levels (<10% of revenue)
- While the forecast assumes relatively minor margin expansion, increased competition and content and technology costs, as well as the organization complexities of a larger business may weigh on margins

Source: Arco projections per Arco management as of February 2023; Arco historical financials per Arco management

Adj. EBITDA Forecast


'22A-'30E CAGR: 15%
$650
$774
$916
$1,070
$1,243
$1,435
$1,622
$1,815
$2,033
2022A
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E

	2022A	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
% Margin	*37%*	*37%*	*37%*	*37%*	*37%*	*37%*	*38%*	*38%*	*38%*

Adj. EBITDA – CapEx Forecast


'22A-'30E CAGR: 18%
$438
$583
$716
$861
$1,024
$1,184
$1,340
$1,499
$1,680
2022A
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Memo	2022A	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
% Margin	*25%*	*27%*	*29%*	*30%*	*31%*	*31%*	*31%*	*31%*	*31%*
CapEx	*$212*	*$192*	*$200*	*$209*	*$219*	*$251*	*$282*	*$316*	*$354*
% of Revenue	*12%*	*9%*	*8%*	*7%*	*7%*	*7%*	*7%*	*7%*	*7%*

EVERCORE / Seneca EVERCORE
7
Project Achieve

Preliminary Draft – Confidential

Summary of Management Projections – Isaac Adj. EBITDA and CapEx

(R$ in millions, "$" symbol indicates R$ throughout)

Management Commentary

- Isaac is expected to reach profitability in the first half of 2024, as revenue scales and the business benefits from operational synergies under Arco
- Management expects to lower Isaac's customer acquisition costs by leveraging Arco's current sales and customer support teams to identify new leads, close sales, and provide support to Isaac's solutions
- Expenses associated with technology investments are diluted as Isaac's client base grows with limited incremental costs
  - Capex as a percentage of revenue decreases from ~23% in 2022 to <5% beginning in 2028
- As the business scales over the long-term, management expects Isaac's profitability to align with the margins of Arco's more mature pedagogical businesses (~40%), and for cash conversion to exceed 60%
- Risk factors to forecasted profitability include slower growth, increased competition, higher product development costs than anticipated, and an economic downturn resulting in higher loan default rates and tuition payment delinquencies

Adj. EBITDA Forecast


'24E-'30E CAGR: 62%
$1,019
$798
$615
$449
$299
$174
$55
($111)
($38)
2022A
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E

	2022A	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
% Margin	*(72%)*	*(12%)*	*11%*	*23%*	*28%*	*32%*	*35%*	*37%*	*39%*

Adj. EBITDA – CapEx Forecast


'24E-'30E CAGR: 86%
$914
$712
$545
$379
$235
$121
$22
($146)
($70)
2022A
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Memo	2022A	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
% Margin	*(95%)*	*(22%)*	*4%*	*16%*	*22%*	*27%*	*31%*	*33%*	*35%*
CapEx	*$35*	*$32*	*$34*	*$53*	*$64*	*$70*	*$70*	*$86*	*$104*
% of Revenue	*23%*	*10%*	*7%*	*7%*	*6%*	*5%*	*4%*	*4%*	*4%*

Source: Isaac projections per Arco management as of February 2023; Isaac historical financials per Arco management

EVERCORE / Seneca EVERCORE
8
Project Achieve

Preliminary Draft – Confidential Appendix

Preliminary Draft – Confidential A. Additional Projection Detail

Preliminary Draft – Confidential Project Achieve Arco Revenue Build – Standalone Core and Supplemental 2022A 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E Core Students 1,615 1,825 2,025 2,228 2,428 2,623 2,754 2,864 2,978 % Growth 27.1% 13.0% 11.0% 10.0% 9.0% 8.0% 5.0% 4.0% 4.0% Avg. Ticket $855 $893 $933 $976 $1,021 $1,068 $1,119 $1,172 $1,229 % Growth 16.1% 4.4% 4.5% 4.5% 4.6% 4.6% 4.8% 4.8% 4.8% Total Revenue $1,381 $1,630 $1,890 $2,174 $2,478 $2,800 $3,080 $3,358 $3,660 % Growth 47.5% 18.0% 16.0% 15.0% 14.0% 13.0% 10.0% 9.0% 9.0% Supplemental Students 664 797 941 1,082 1,244 1,431 1,631 1,859 2,120 % Growth 29.0% 20.0% 18.0% 15.0% 15.0% 15.0% 14.0% 14.0% 14.0% Avg. Ticket $593 $617 $643 $671 $701 $731 $763 $797 $832 % Growth 3.1% 4.2% 4.2% 4.3% 4.3% 4.3% 4.4% 4.4% 4.4% Total Revenue $394 $492 $605 $726 $872 $1,046 $1,245 $1,481 $1,763 % Growth 33.0% 25.0% 23.0% 20.0% 20.0% 20.0% 19.0% 19.0% 19.0% Source: Arco projections per Arco management as of February 2023; Arco historical financials per Arco management Note: Number of students shown in thousands 9 (R$ in millions, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve Isaac Revenue Build – “Revenue Guarantee” Product Source: Arco projections per Arco management as of February 2023 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E Avg. Operating School Base 711 1,261 1,860 2,460 3,058 3,660 4,256 4,859 5,457 (x) GTV / School $2.3 $2.5 $2.7 $2.9 $3.0 $3.2 $3.4 $3.5 $3.7 Total GTV $1,627 $3,209 $5,069 $7,061 $9,242 $11,652 $14,270 $17,156 $20,290 (x) Gross Take Rate 8.8% 8.9% 9.0% 9.0% 9.0% 9.0% 9.0% 9.0% 9.0% Take Rate Revenue $143 $286 $456 $635 $832 $1,049 $1,284 $1,544 $1,826 (+) Interest & Fees 4 6 10 13 16 20 24 29 34 Gross Revenue $147 $292 $466 $649 $848 $1,068 $1,308 $1,573 $1,860 (-) Sales Tax (7) (14) (22) (30) (39) (50) (61) (73) (86) Net Revenue $140 $278 $444 $619 $809 $1,019 $1,247 $1,499 $1,773 % Growth 98.4% 59.6% 39.2% 30.8% 25.9% 22.4% 20.2% 18.3% % Total Isaac 84.3% 82.3% 77.6% 72.1% 69.1% 67.5% 66.2% 64.7% Memo: GTV per School Students / School 350 357 364 371 379 386 394 402 410 % Growth 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% 2.0% Annual Tuition $6,600 $7,128 $7,484 $7,728 $7,979 $8,238 $8,506 $8,782 $9,068 % Growth 8.0% 5.0% 3.3% 3.3% 3.3% 3.3% 3.3% 3.3% GTV / School $2.3 $2.5 $2.7 $2.9 $3.0 $3.2 $3.4 $3.5 $3.7 % Growth 10.2% 7.1% 5.3% 5.3% 5.3% 5.3% 5.3% 5.3% 1 2 1 x 2 Assumes 600 net new schools annually A A ~9% take rate throughout forecast GTV / school growth in-line with inflation 10 (R$ in millions except tuition, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve Isaac Revenue Build – “B2B Credit” Products Source: Arco projections per Arco management as of February 2023 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E Cash Advance Net Revenue $ 3 $11 $35 $77 $140 $190 $234 $283 $336 % Growth n m 274.4% 224.5% 123.5% 80.9% 35.7% 23.4% 20.8% 18.8% No. of Schools with Loan 6 2 270 782 1,535 2,526 3,008 3,485 3,967 4,445 % of Operating Schools 6.8% 18.2% 37.6% 57.2% 77.0% 77.4% 77.7% 78.0% 78.2% Loan Amount per School $340 $254 $273 $287 $302 $318 $335 $353 $372 Loan Amount as % Annual GTV 15.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% Business Term Loan Net Revenue $ - $ 1 $ 6 $29 $81 $150 $227 $320 $435 % Growth n m n m 486.6% 356.2% 182.7% 85.8% 50.7% 41.1% 36.0% No. of Schools with Loan - 1 2 6 4 269 672 1,110 1,543 2,048 2,626 % of Operating Schools n m 0.8% 3.1% 10.0% 20.5% 28.6% 34.4% 40.2% 46.2% Loan Amount per School $ - $763 $818 $861 $907 $955 $1,006 $1,059 $1,116 Loan Amount as % Annual GTV n m 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 30.0% 11 (R$ in millions, except loan amount per school (R$ in thousands), "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve Standalone Arco Projections – Oct. 2022 vs. Feb. 2023 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E Revenue Oct. 2022 $1,619 $1,992 $2,370 $2,750 $3,135 $3,511 $3,862 $4,213 $4,557 % Growth 23% 19% 16% 14% 12% 10% 9% 8% Feb. 2023 $1,775 $2,122 $2,496 $2,900 $3,350 $3,846 $4,325 $4,839 $5,422 % Growth 20% 18% 16% 16% 15% 12% 12% 12% Adj. EBITDA Oct. 2022 $565 $707 $848 $991 $1,138 $1,285 $1,424 $1,564 $1,705 % Margin 35% 35% 36% 36% 36% 37% 37% 37% 37% Feb. 2023 $650 $774 $916 $1,070 $1,243 $1,435 $1,622 $1,815 $2,033 % Margin 37% 37% 37% 37% 37% 37% 38% 38% 38% CapEx Oct. 2022 $178 $179 $190 $192 $219 $246 $270 $295 $319 % Revenue 11% 9% 8% 7% 7% 7% 7% 7% 7% Feb. 2023 $212 $192 $200 $209 $219 $251 $282 $316 $354 % Revenue 12% 9% 8% 7% 7% 7% 7% 7% 7% Source: *Arco projections per Arco management as of October 2022; **Arco projections per Arco management as of February 2023 ◼ Roll-out of a defined and centralized cross-sell strategy has increased confidence in the company’s ability to continue growing within its existing school network ◼ Management believes it is more ambitious and better positioned relative to peers as it continues to gain market share; increased investment in school relationships, content and innovation differentiate it from competitors * ** * ** * ** 12 (R$ in millions, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential

Isaac Projections – Oct. 2022 vs. Feb. 2023

(R$ in millions, "$" symbol indicates R$ throughout)

- Isaac has continued to grow rapidly and performed above expectations since being acquired
- Arco management has refined its view of Isaac's profitability potential in conjunction with additional 3rd-party consulting work and integration execution

	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Revenue									
Oct. 2022*	**$164**	**$294**	**$439**	**$616**	**$838**	**$1,075**	**$1,326**	**$1,603**	**$1,921**
% Growth		*79%*	*49%*	*40%*	*36%*	*28%*	*23%*	*21%*	*20%*
Feb. 2023**	**$154**	**$314**	**$514**	**$758**	**$1,069**	**$1,403**	**$1,758**	**$2,158**	**$2,612**
% Growth		*104%*	*64%*	*48%*	*41%*	*31%*	*25%*	*23%*	*21%*
Adj. EBITDA									
Oct. 2022*	**($111)**	**($85)**	**($27)**	**$52**	**$148**	**$242**	**$320**	**$407**	**$508**
% Margin		*(29%)*	*(6%)*	*8%*	*18%*	*23%*	*24%*	*25%*	*26%*
Cost Synergies*		$68	$70	$90	$110	$127	$150	$177	$211
Synergized*		**($18)**	**$43**	**$142**	**$258**	**$369**	**$470**	**$584**	**$719**
% Margin		*(6%)*	*10%*	*23%*	*31%*	*34%*	*35%*	*36%*	*37%*
Feb. 2023**	**($111)**	**($38)**	**$55**	**$174**	**$299**	**$449**	**$615**	**$798**	**$1,019**
% Margin	*(72%)*	*(12%)*	*11%*	*23%*	*28%*	*32%*	*35%*	*37%*	*39%*
CapEx									
Oct. 2022*	**$17**	**$37**	**$43**	**$49**	**$56**	**$65**	**$74**	**$84**	**$95**
% Revenue	*10%*	*13%*	*10%*	*8%*	*7%*	*6%*	*6%*	*5%*	*5%*
Feb. 2023**	**$35**	**$32**	**$34**	**$53**	**$64**	**$70**	**$70**	**$86**	**$104**
% Revenue	*23%*	*10%*	*7%*	*7%*	*6%*	*5%*	*4%*	*4%*	*4%*

Source: *Arco projections per Arco management as of October 2022; **Arco projections per Arco management as of February 2023

EVERCORE / Seneca EVERCORE

13

Project Achieve

Preliminary Draft – Confidential

Composition of Historical Topline Performance

(R$ in millions, "$" symbol indicates R$ throughout)

Total Arco ACV

	2019A	2020A	2021A	2022E
Total ACV (BoP)	**$322**	**$441**	**$1,006**	**$1,163**
(-) Adjustments	-	379	(44)	(106)
ACV Delivered	**$322**	**$819**	**$962**	**$1,057**
(-) Churn	(16)	(59)	(83)	(76)
Renewed ACV	**$306**	**$761**	**$879**	**$981**
(+) Price Increase	24	43	59	61
(+) New Clients / Upsell	112	203	277	374
Organic ACV	**$441**	**$1,006**	**$1,215**	**$1,416**
(+) Acquisitions	-	-	-	144
(+) Other	-	-	(52)	-
Total ACV (EoP)	**$441**	**$1,006**	**$1,163**[1]	**$1,560**
% Organic Growth	*37%*	*35%*	*13%*	*22%*
Memo:				
% Churn	*5%*	*7%*	*9%*	*7%*
% Price Increase	*7%*	*5%*	*6%*	*6%*
% New Clients & Upsell	*35%*	*25%*	*29%*	*35%*

Core

	2019A	2020A	2021A	2022E
Total ACV	**$341**	**$804**	**$913**	**$1,238**
% Growth	*24%*	*136%*	*14%*	*36%*
# of Students (BoP)	**364**	**414**	**1,132**	**1,215**
(-) Churn	(18)	(30)	(98)	(87)
(-) New Clients / Upsell	68	78	181	277
(+) Acquisitions	-	670	-	210
# of Students (EOP)	**414**	**1,132**	**1,215**	**1,615**
% Growth		*174%*	*7%*	*33%*

Supplemental

	2019A	2020A	2021A	2022E
Total ACV	**$100**	**$202**	**$251**	**$323**
% Growth	*116%*	*101%*	*24%*	*29%*
# of Students (BoP)	**42**	**85**	**230**	**515**
(-) Churn	(2)	(6)	(20)	(37)
(-) New Clients / Upsell	45	59	8	182
(+) Acquisitions	-	93	297	-
# of Students (EOP)	**85**	**230**	**515**	**660**
% Growth		*172%*	*124%*	*28%*

Source: Historical financials per Arco management, Arco projections per Arco management as of February 2023
Note Based on commercial year as of March 31
Note: Number of students shown in thousands
1. Student dropout rates increased as a result of pandemic; consequently, ACV was not fully converted to revenue at the same rates as historically (st.dev. of +-2%)

EVERCORE / Seneca EVERCORE

14

Project Achieve

Preliminary Draft – Confidential B. Research Analyst Benchmarking

Preliminary Draft – Confidential Project Achieve $650 $774 $916 $736 $971 $500 $600 $700 $800 $900 $1,000 $1,100 2022E 2023E 2024E $1,775 $2,122 $2,436 $2,496 $3,009 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 $3,000 $3,250 2022E 2023E 2024E Equity Research Benchmarking – Summary Revenue Adj. EBITDA Source: Arco projections per Arco management as of February 2023, Wall street research Note: 2022E figures excludes Isaac, as the transaction did not close until 1/3/23 1. Estimates only available for revenue Mgmt. Forecast (excl. Isaac) Mgmt. Forecast Brokers not pro 1 forma for Isaac Brokers not pro forma for Isaac: 15 (R$ in millions, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve Capital Expenditures Adj. EBITDA Margin R$ Amount % of Revenue 2022E 2023E 2024E 2022E 2023E 2024E 2022E 2023E 2024E 37% 30% 32% $212 $224 $234 12% 9% 8% 36% 32% 33% na na na na na na 36% 32% 33% 194 213 254 11% 9% 9% Broker Median 36% 32% 33% $194 $213 $254 11% 9% 9% 37% 37% 37% $212 $192 $200 12% 9% 8% 37% 40% 41% 602 550 331 36% 27% 14% 32% 34% 35% 190 207 228 11% 10% 9% 34% 34% 34% 146 181 na 9% 9% na na na na na na na na na na Broker Median 34% 34% 35% $190 $207 $280 11% 10% 11% Arco Pro Forma for Isaac Arco Excluding Isaac Equity Research Benchmarking Detail Mgmt. Forecast Mgmt. Forecast (excl. Isaac) Source: Arco projections per Arco management as of February 2023, Wall street research 1. 2022 figures exclude Isaac, as the acquisition was not closed until January 2023 1 16 (R$ in millions, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve Revenue Adj. EBITDA Adj. EBITDA - CapEx 2022E 2023E 2024E 2022E 2023E 2024E 2022E 2023E 2024E $1,775 $2,436 $3,009 $650 $736 $971 $438 $513 $738 1,666 2,367 2,907 608 758 952 na na na 1,764 2,369 2,884 644 749 942 450 536 688 Broker Median $1,715 $2,368 $2,896 $626 $754 $947 $450 $536 $688 $1,775 $2,122 $2,496 $650 $774 $916 $438 $583 $716 1,678 2,075 2,536 536 698 881 346 491 653 1,651 2,040 2,515 556 695 865 410 514 na 1,663 2,051 2,426 610 811 1,006 8 261 675 1,629 2,065 2,423 na na na na na na Broker Median $1,657 $2,058 $2,471 $556 $698 $881 $346 $491 $664 Arco Pro Forma for Isaac Arco Excluding Isaac Equity Research Benchmarking Detail (Cont’d) Source: Arco projections per Arco management as of February 2023, Wall street research 1. 2022 figures exclude Isaac, as the acquisition was not closed until January 2023 Mgmt. Forecast Mgmt. Forecast (excl. Isaac) 1 17 (R$ in millions, "$" symbol indicates R$ throughout)

Preliminary Draft – Confidential Project Achieve These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of Arco Platform Limited (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. 2022 financials are unaudited and subject to change. Unless otherwise specified, all projections reflect management estimates as of February 2023.